Exhibit 99.1

     SUPERCONDUCTOR TECHNOLOGIES INC. RECEIVES NASDAQ BID DEFICIENCY LETTER

   - COMPANY HAS SIX MONTHS, EXTENDABLE TO ONE YEAR, TO REGAIN COMPLIANCE WITH
                            MINIMUM BID PRICE RULE -

    SANTA BARBARA, Calif., April 6 /PRNewswire-FirstCall/ -- Superconductor Technologies Inc. (Nasdaq: SCON) ("STI"), the global leader in high-temperature superconducting (HTS) products for wireless voice and data applications, announced it has received a letter from The NASDAQ Stock Market notifying the company that for the last 30 consecutive business days, the bid price of the company's common stock has closed below the minimum $1.00 per share price requirement for continued inclusion under NASD Marketplace Rules.

    STI has 180 days to regain compliance with The NASDAQ National Market $1.00 minimum bid price rule. If at any time before October 3, 2005, the bid price of the company's common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, NASDAQ will notify the company that it is in compliance with the Rules. If the company does not regain compliance by October 3 and if it meets The NASDAQ SmallCap Market initial inclusion requirements except bid price, it may move from the NASDAQ/NMS to the NASDAQ SmallCap and pursuant to SmallCap rules be granted an additional 180-day period to regain compliance. STI currently meets all NASDAQ SmallCap requirements except bid price. If STI does not regain compliance within the allotted compliance period, including any extensions that may be granted by NASDAQ, NASDAQ staff will notify the company that its common stock will be delisted from The NASDAQ SmallCap Market. STI would then be entitled to appeal the staff's determination to a NASDAQ Listing Qualifications Panel.

    About Superconductor Technologies Inc. (STI)
    Superconductor Technologies Inc., headquartered in Santa Barbara, CA, is the global leader in developing, manufacturing, and marketing superconducting products for wireless networks. STI's SuperLink(TM) Solutions are proven to increase capacity utilization, lower dropped and blocked calls, extend coverage, and enable higher wireless transmission data rates. SuperLink(TM) Rx, the company's flagship product, incorporates patented high-temperature superconductor (HTS) technology to create a cryogenic receiver front-end (CRFE) used by wireless operators to enhance network performance while reducing capital and operating costs. Almost 4,550 SuperLink Rx systems have been shipped worldwide, logging in excess of 73 million hours of cumulative operation.

    SuperLink is a trademark of Superconductor Technologies Inc. in the United States and in other countries. For information about STI, please visit www.suptech.com.

    Safe Harbor Statement

    The press release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, STI's views on future fundraising plans, profitability, revenues, market growth, capital requirements and new product introductions and any other statements identified by phrases such as "thinks," "anticipates," "believes," "estimates," "expects," "intends," "plans," "goals" or similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statements. These factors and uncertainties include: STI's ability to expand its operations to meet anticipated product demands; the ability of STI's products to achieve anticipated benefits for its customers; the anticipated growth of STI's target markets; unanticipated delays in shipments to customers; and STI's ability to operate its business profitability. Forward-looking statements can be affected by many other factors, including, those described in the Business and MD&A sections of its most recent Form 10-K filed March 16, 2005. These documents are available online at STI's website, www.suptech.com, or through the SEC's website, www.sec.gov. Forward-looking statements are based on information presently available to senior management, and STI has not assumed any duty to update any forward-looking statements.

    Contact

    For further information please contact: Martin S. McDermut, Senior Vice President, Chief Financial Officer of Superconductor Technologies Inc., +1-805-690-4539, mmcdermut@suptech.com; or Investor Relations, Kirsten Chapman, invest@suptech.com, or Moriah Shilton, both of Lippert / Heilshorn & Associates, +1-415-433-3777, for Superconductor Technologies Inc.

    Note: SuperLink is a trademark of Superconductor Technologies Inc. in the United States and in other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

SOURCE  Superconductor Technologies Inc.
    -0-                             04/06/2005
    /CONTACT: Martin S. McDermut, Senior Vice President, Chief Financial Officer of Superconductor Technologies Inc., +1-805-690-4539, mmcdermut@suptech.com; or Investor Relations, Kirsten Chapman, invest@suptech.com, or Moriah Shilton, both of Lippert / Heilshorn & Associates, +1-415-433-3777, for Superconductor Technologies Inc./
    /Web site:  http://www.suptech.com /

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